Exhibit 10.5

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is entered into as of January 19, 2021, by and between ARE-MA REGION NO. 45, LLC, a Delaware limited liability company (“Landlord”), and SIGILON THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.Landlord and Tenant are now parties to that certain Lease Agreement originally between Landlord and Foghorn Therapeutics, Inc., a Delaware corporation, dated as of August 24, 2017, as amended by that certain Consent to Assignment and First Amendment to Lease dated as of October 21, 2019 (as amended, the “Lease”).  Pursuant to the Lease, Tenant leases certain “Premises” containing approximately 21,372 rentable square feet located in that certain Building located at 100 Binney Street, Cambridge, Massachusetts, as more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease as provided in this Second Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.Permitted Transfers.  Notwithstanding anything to the contrary contained in the Lease, Tenant may from time to time enter into license agreements (each, a “Shared Space Arrangement”) with affiliates of Tenant (each, a “Space Occupant”) to use portions of the Premises as “Shared Space Area”, and such Shared Space Arrangements shall not require Landlord’s consent under Section 22 of the Lease but Tenant shall be required to provide Landlord with a copy of each such Shared Space Arrangement and, prior to the effective date of each such Shared Space Arrangement and prior to any use of the Premises by such Space Occupant, Tenant and each licensee shall be required to execute Landlord’s consent in the form attached to this Second Amendment as Exhibit A.  The rights set forth in this paragraph are personal to Sigilon Therapeutics, Inc., and any assignee of Sigilon Therapeutics, Inc. pursuant to a Permitted Assignment and, except with respect to such assignee pursuant to a Permitted Assignment, shall not inure to the benefit of any successor, assignee or subtenant of Sigilon Therapeutics, Inc..  Tenant shall be fully responsible for the conduct of all Space Occupants and the agents, servants, employees, invitees and contractors of each Space Occupant within the Shared Space Area and the Project, and Tenant’s indemnification obligations set forth in the Lease shall apply with respect to the conduct of such parties within the Shared Space Area and Project.
2.OFAC.  Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
3.Miscellaneous.

(a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.  Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment.  In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail.  Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

(b) This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

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IN WITNESS WHEREOF the parties hereto have executed this Second Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:

ARE-MA REGION NO. 45, LLC,
a Delaware limited liability company

By:ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By:ARE-QRS CORP.,
a Maryland corporation,
general partner

By: /s/ Kristen Childs
Its: Vice President RE Legal Affairs

TENANT:

SIGILON THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Rogerio Vivaldi Coelho
Its: President and Chief Executive Officer

Exhibit A

FORM OF SHARED SPACE CONSENT

This Consent (this “Consent”) is made as of _________ ___, 202__, by and among ARE-MA REGION NO. 45, LLC, a Delaware limited liability company, having an address of 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), on the one hand, and SIGILON THERAPEUTICS, INC., a Delaware corporation ( “Tenant”), on the other hand, having an address of 100 Binney Street, Cambridge, Massachusetts 02142, and ______________________, a _____________ (“Space Occupant”), with reference to the following Recitals.

R E C I T A L S

A.Landlord and Tenant have entered into that certain Lease Agreement dated August 24, 2017 (as the same has been and may be in the future be amended, the “Lease”) wherein Tenant leases certain premises consisting of approximately 21,372 rentable square feet (the “Premises”) in a building located at 100 Binney Street, Cambridge, Massachusetts.

B.Tenant desires to permit Space Occupant to use and occupy a portion of the Premises (the “Licensed Premises”) more particularly described in and pursuant to the provisions of that certain [License Agreement] dated as of __________, 202__ (the “License”), a copy of which is attached hereto as Exhibit A.

C.Tenant desires to obtain Landlord’s consent to the License.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the license of the Licensed Premises to Space Occupant, such consent being subject to and upon the following terms and conditions to which Tenant and Space Occupant hereby agree:

1.All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.
2.This Consent shall not be effective and the License shall not be valid unless and until Landlord shall have received: (a) a fully executed copy of the License, (b) an executed counterpart of this Consent executed by Tenant and Space Occupant, and (c) an insurance certificate from Space Occupant, as insured, evidencing no less than the insurance requirements set forth in Section 17 of the Lease.  Tenant and Space Occupant each represent and warrant to Landlord that the copy of the License attached hereto as Exhibit A is true, correct and complete.
3.Landlord neither approves nor disapproves the terms, conditions and agreements contained in the License, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises.
4.Notwithstanding anything in the License to the contrary:
(a)Landlord and Space Occupant each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.
(b)Tenant and Space Occupant agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the License and this Consent, the terms of this Consent shall control.
(c)If Landlord terminates the Lease as a result of a default by Tenant thereunder or the Lease terminates for any other reason, Landlord shall have no responsibility, liability or obligation to Space Occupant, and the License shall automatically terminate concurrently therewith.
5.Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the License.
6.Space Occupant waive all rights of recovery against Landlord for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried or required be carried by Landlord and waives any right of subrogation which might otherwise exist in or accrue to Space Occupant on account thereof.
7.Tenant and Space Occupant agree not to make any amendment to the License that would be contrary to the terms of the Lease or this Consent.  Tenant and Space Occupant further agree that the License will not be modified or amended in any way without prior written notice to Landlord.
8.This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.
9.This Consent may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.IN WITNESS WHEREOF, Landlord and Tenant have executed this Consent as of the day and year first above written.
10.This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

11.Tenant and Space Occupant are currently (a) in compliance with (and are required to at all times during the term of the License to remain) in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the License be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord, Tenant and Space Occupant have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:

ARE-MA REGION NO. 45, LLC,
a Delaware limited liability company

By:ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Its:

TENANT:

SIGILON THERAPEUTICS, INC.,
a Delaware corporation

By:
Print Name:
Title:

SPACE OCCUPANT:

__________________________________,

a ______________________________

By:

Name:

Its:

EXHIBIT A TO SHARED SPACE CONSENT

COPY OF LICENSE

SEE ATTACHED